NASDAQ: TGEN FOURTH QUARTER & FISCAL YEAR END Earnings Call March 12, 2020

Participants Benjamin Locke Chief Executive Officer President & Chief Operating Robert Panora Officer Bonnie Brown Chief Accounting Officer 2

Safe Harbor Statement This presentation and accompanying documents contain “forward-looking statements” which may describe strategies, goals, outlooks or other non- historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth. In addition to GAAP financial measures, this presentation includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. 3

Earnings Call Agenda Benjamin Locke Tecogen Overview 2019 Financial Overview Strategic Achievements Market Update Bonnie Brown Financial Review Robert Panora Emissions & Technology Update Benjamin Locke 2020 Outlook Q&A 4

Advanced Modular Cogeneration Systems Heat, Power, and/or Cooling that is: Efficient Industry leading efficiency and reduced exposure to expensive electricity Clean Proprietary near-zero emissions technology, GHG reductions Reliable Real-time monitoring, blackout protection, and improved grid resiliency All of Tecogen’s equipment is powered by efficient natural gas equipped with Tecogen’s patented Ultera Emission Control 5

4th Qtr 2019 Adjusted EBITDA of $63K

$ in thousands	4Q'19	4Q'18	YoY Change	
Revenue				
Products	$ 3,718	$ 3,703	$ 15	
Service	4,304	3,965	339	
Energy Production	690	1,649	(959)	
Total Revenue	8,712	9,316	(604)	-6%
Gross Profit				
Products	$ 1,338	$ 1,501	$ (163)	
Service	1,530	1,534	(3)	
Energy Production	395	676	(282)	
Total Gross Profit	3,263	3,711	(449)	-12%
Gross Margin: %				
Products	36.0%	40.5%	-5%	
Service	35.6%	38.7%	-3%	-8%
Energy Production	57.2%	41.0%	16%	
Total Gross Margin	37.5%	39.8%	-2%	-6%
Operating Expenses				
General & administrative	$ 2,707	$ 2,668	$ 39	
Selling	618	759	(141)	
Research and development	377	305	72	
Operating Expenses w/o GW Impairment	3,702	3,731	-30	-1%
Goodwill impairment	-	4,391	(4,391)	
Net loss without goodwill impairment	(486)	19	(504)	
Adjusted EBITDA	$ 63	$ 502	$ (439)	

* Adjusted EBITDA is defined as net income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock based compensation expense, one-time inventory adjustment, goodwill impairment and merger related expenses.

- Revenues = $8.7 million
  - Compared to $9.3 million in 4Q'18, 6% decrease
  - Product revenue flat, Service up 9%
  - Energy production down 58%
- Gross Margin = 37.5%
  - Compared to 39.8% in 4Q'18
  - Product margins improved over Q3 '19
  - Service margins gradually improving as turnkey projects close-out
- Op Ex includes one-time $393K inventory write-down
- Net loss of $486K
  - Compared to income of $19K for 4Q '18 (excluding GW impairment)
- Adjusted EBITDA= $63K
  - Compared to EBITDA of $502K 4Q '18

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YE 2019 Adjusted EBITDA of $114K

$ in thousands	YE 2019		YE 2018		YoY Change		
Revenue							
Products	$	12,978	$	12,625	$	353	
Service		17,308		16,859		448	
Energy Production		3,141		6,400		(3,259)	
Total Revenue		33,426		35,884		(2,457)	-7%
Gross Profit							
Products	$	4,592	$	4,827	$	(235)	
Service		6,500		6,166		333	
Energy Production		1,387		2,598		(1,212)	
Total Gross Profit		12,479		13,592		(1,113)	-8%
Gross Margin: %							
Products		35.4%		38.2%		-3%	
Service		37.6%		36.6%		1%	
Energy Production		44.2%		40.6%		4%	
Total Gross Margin		37.3%		37.9%		-1%	
Operating Expenses							
General & administrative	$	10,380	$	10,790	$	(410)	
Selling		2,685		2,651		34	
Research and development		1,460		1,298		162	
Sub-total		14,525		14,739		(214)	-1%
Gain on sale of assets		(1,081)		0		(1,081)	
Goodwill impairment		3,693		4,391		(698)	
Net loss without goodwill impairment		(1,016)		(1,318)		302	
Adjusted EBITDA	$	114	$	217	$	(103)	

- FY '19 revenues = $33.4 million
  - Compared to $35.9 million in FY'18, 7% decrease
  - Product revenue up 3%, Service revenue up 3%
  - Energy Production revenue down 51%
- FY '19 Gross Margin = 37.3%
  - Compared to 37.9% in FY'18
  - Product margins decreased 3%
  - Service margins increased 1%
  - Energy Production margins increased 4%
- FY '19 Net loss of $1.0 mm (excluding GW impairment)
  - Compared to loss of $1.3 mm for FY '18
- FY '19 Adjusted EBITDA= $114K
  - Compared to FY '18 EBITDA of $217K

Decline in revenue due to sale of energy producing assets

Product and Service Revenue Growth

Goodwill impairment losses, 2018 & 2019

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Earnings Takeaways Core Business is Stable • YoY Product and Service Revenue increasing • Energy Production revenue drop due to sale of ADG assets, Growth in Core Business remaining assets producing high margins • Installation revenue decreasing as close out large turnkey projects 2020 Profitability Goal by Improving Margins • Improved efficiencies in all parts of the business – Parts, Improve Margins Manufacturing, Purchasing, Operations, G&A Reduce G&A • Improve, expand service center profitability – 11th Service Center established in Toronto, Canada • Remaining turnkey portfolio will focus on cost-effective installations Several Opportunities for Growth • Ultera Forklift Program Prospects For Growth • Expand Cooling Product Line/Partnership Opportunities • Expand to New Geographies 8

Product and Installation Backlog Backlog - Product and Installation Services Customer Segment $ Millions 12.3% $35.0 Indoor Growing 5.8% $30.0 Office Building 47.8% 1.3% $25.0 Multi-Unit Recreation Residential $20.0 $15.0 13.5% Health Care $10.0 $5.0 $- 11.9% Education Jul-15 Jul-16 Jul-17 Jul-18 Jul-19 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 Sep-15 Sep-16 Sep-17 Sep-18 Sep-19 Nov-15 Nov-16 Nov-17 Nov-18 Nov-19 Mar-15 Mar-16 Mar-17 Mar-18 Mar-19 Mar-20 May-16 May-17 May-18 May-19 May-15 5.7% Industrial & Manufacturing Current Backlog of $18.4 mm Product backlog: $14.4 mm, Installation backlog $4.0 mm 9

Market Update

- Continue demonstrating benefits of Mechanical CHP
  - Renewed interest by gas companies to increase gas sales
  - Compelling economic advantages over electric chillers
  - Substantial growth opportunity both in US and International
  - Partnership opportunities with existing chiller manufacturers
- Expanding functionality of Inverde e+
  - Alternative DC configuration for DC Microgrids
  - Integrated battery option to cover maintenance downtime
  - UL 1741 SA "Smart Inverter" certifications on-going
- Toronto Expansion creates new opportunities
  - Experienced territory manager in place, already exploring new projects
  - Local factory service instills customer confidence
  - Increased service revenues as units become operational late 2020 into 2021


InVerde e+
Domino Building, Brooklyn, NY

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Q4 2019 Financial Results: Revenues, Margins and Profitability

Tecogen

- Decrease in overall revenue, a result of the sale of energy producing assets
- Four diverse revenue streams
  - 191% growth in cogeneration sales
  - Long term service contracts provide steady cash flow, growing 10%
  - Turnkey installation revenue, increased by 7%, facilitates both product sales and service revenue
  - Energy production provided 57% gross margin in the quarter
- Maintained 37% overall gross margin

	Quarter Ended December 31,			
$ in thousands	2019	2018	YoY Growth	% of Total Rev
Revenue				
Cogeneration	$ 2,185	$ 750	191%	25%
Chiller	1,533	2,952	-48%	18%
Total Product Revenue	3,718	3,703	0%	43%
Service Contracts and Parts	2,440	2,218	10%	28%
Installation Services	1,864	1,747	7%	21%
Total Service Revenue	4,304	3,965	9%	49%
Energy Production	690	1,649	-58%	8%
Total Revenue	$ 8,712	$ 9,316	-6%	100%
Cost of Sales				
Products	$ 2,380	$ 2,201	8%	
Services	2,774	2,431	14%	
Energy Production	296	973	-70%	
Total Cost of Sales	$ 5,449	$ 5,605	-3%	
Gross Profit	$ 3,263	$ 3,711	-12%	37%
Net loss	$ (486)	$ (4,372)		
Net income (loss) excluding GW impairment	$ (486)	$ 19		
Gross Margin				
Products	36%	41%		
Services	36%	39%		
Aggregate Products and Services	36%	40%		
Energy Production	57%	41%		
Overall	37%	40%		

Decline in overall revenues due to sale of energy producing assets

Product revenues flat year over year

Service revenues increase 9% year over year

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Year End 2019 Financial Results: Revenues, Margins and Profitability Year Ended December 31, YoY 2019 % of $ in thousands 2019 2018 Growth Total Rev Revenue Four diverse revenue streams Cogeneration $ 7,073 $ 5,467 29% 21% Chiller 5,905 7,158 -18% 18% • Product sales growth of 3% Total Product Revenue 12,978 12,625 3% 39% Service Contracts and Parts 9,802 8,762 12% 29% • Long term service contracts provide Installation Services 7,506 8,097 -7% 22% Total Service Revenue 17,308 16,859 3% 52% steadily improving cash flow, representing Enery Production 3,141 6,400 -51% 9% Total Revenue $ 33,427 $ 35,884 -7% 100% 29% of revenue and 12% growth Cost of Sales Products $ 8,386 $ 7,798 8% • Turnkey installation activities declined 7% Services 10,808 10,693 1% in the year Energy Production 1,754 3,801 -54% Total Cost of Sales $ 20,948 $ 22,292 -6% • Energy production revenue declined 51% Gross Profit $ 12,479 $ 13,592 -8% 37% due to sale of assets Net loss $ (4,709) $ (5,709) Net loss excluding GW Impairment $ (1,016) $ (1,318) Maintained total gross margin of 37% Gross Margin Products 35% 38% Services 38% 37% Aggregate Products and Services 37% 37% Energy Production 44% 41% Overall 37% 38% Revenue growth of 3% for both Decline in overall revenues due to Product and Service sale of energy producing assets 12

Adjusted EBITDA Reconciliation Adjusted EBITDA positive for the year and 4th quarter Non-GAAP financial disclosure 4Q 2019 4Q 2018 Q4 and YE Comparative Net loss to Adjusted Net loss attributable to Tecogen Inc. $ (485,564) $ (4,371,904) EBITDA Reconciliation Interest expense, net 38,161 63,716 Depreciation & amortization, net 74,254 202,934 Income tax expense (473) (9,931) EBITDA: Interest, taxes, depreciation & EBITDA (373,622) (4,115,185) amortization Stock based compensation 42,860 47,380 Unrealized loss on investment securities - 59,042 Non-cash adjustments Non-recurring inventory adjustment 393,449 - Merger related expenses - 120,333 • Stock based compensation Goodwill impairment - 4,390,590 Adjusted EBITDA* $ 62,687 $ 502,160 • Unrealized loss on investment securities Non-GAAP financial disclosure YE 2019 YE 2018 • One-time inventory adjustment Net loss attributable to Tecogen Inc. $ (4,709,019) $ (5,708,532) Interest expense, net 100,918 111,985 • Goodwill impairment Depreciation & amortization, net 437,102 789,123 Income tax expense 15,194 32,748 Non-recurring expenses EBITDA (4,155,805) (4,774,676) Stock based compensation 163,464 181,188 • Merger related expenses Unrealized loss on investment securities 19,680 118,084 Merger related expenses - 302,268 Non-recurring inventory adjustment 393,449 - Goodwill impairment 3,693,198 4,390,590 Adjusted EBITDA* $ 113,986 $ 217,454 Consistently reaching positive *Adjusted EBITDA is defined as net income (loss) attributable to Tecogen Inc, levels of adjusted EBITDA adjusted for interest, depreciation and amortization, stock based compensation expense, one-time inventory adjustment, goodwill impairment and13merger related expenses.

Emissions Technology Update 14

Forklift Update

- Forklift testing Successfully Concluded
  - CARB "Near Zero "certification attainable based on projection of test results
- MCFA has arranged dyno certification test trial in May at Southwest Research Institute
- Continued support from PERC
  - Invited Tecogen/MCFA to two propane industry summits and MODEX tradeshow
  - Providing funding support for certification expenses

	NOx +THC [g/kw-hr]	CO [g/kw-hr]
Requirements for Optional "Near Zero" Target Certification	0.1	20.6
Requirements for StandardCertification	0.8	20.6
Certification Test Results of MCFAEngine (reported from archive)	0.4	5.6
Projected Certification Test Result of Ultera-Equipped MCFA Engine(from Tecogen driving tests)[1]	0.05	0.88

[1] Extrapolation includes the following:
Drive cycle correction factor of 0.24
Assumed engine efficiency of 28%
THC estimation from previous source test

Tecogen

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Forklift Update MODEX Leading tradeshow for material handling technology • Forklift suppliers’ major exhibitors • March 9-12 Atlanta, Georgia MCFA Prototype featured in PERC booth First opportunity to expose technology to potential customers • Feedback positive • Interviewed by six reporters • Low emissions for improved air quality central issue for propane trucks 16

Other Emissions Activity Concluded Phase 1 of catalyst development program Test results promising • potential for improved NOx reduction • Evaluating next steps with research subcontractor Anticipate order for two large Ultera systems (800 hp) • Municipal water pumping • Design funded by water district • Provided quotation to second municipality 17

2020 Core Business Outlook

Tecogen

- Maintain Growth in Product Revenue
  - Very low gas prices creating new opportunities in US
  - Canada expansion will drive additional product sales
  - New functionality for Inverde e+ systems
  - Tecofrost backlog growing in new business segments
  - Increased awareness of mechanical CHP driving growth
  - Focus on improved product margins
- Maintain growth in Service Revenues
  - Service center expansion leads to revenue growth
  - Improved remote monitoring helps increase unit runtime, revenues
- Scaling back large turnkey installation projects
  - Gradually winding down large turnkey jobs
  - Product backlog continues to increase, install decrease
- Enable manufacturing partnerships
  - Tecogen/Vilter manufacturing/sales partnership for Tecofrost
  - Potential chiller manufacturing/sales partnership for Tecochill

Tecochill® The Driving Force in Cooling

InVerde e+ Inverter-Based Cogeneration

Tecofrost Natural Gas Engine Driven Refrigeration

Tecopower™ The pioneer in CHP

Ilios High Efficiency Water Heater

Ultera Emission Control

AMERICAN DG ENERGY

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Q&A Company Information Tecogen, Inc 45 First Ave Waltham, MA 02451 www.Tecogen.com Contact information Benjamin Locke, CEO 781.466.6402 Benjamin.Locke@Tecogen.com 19